Exhibit 10.1

Execution Version

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Contract”) is made as of June 27, 2022 (the “Effective Date”) and entered into by and between California’s Great America, LLC, a Delaware limited liability company (“Seller”), and Prologis, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

A. Seller owns and operates an amusement park commonly known as California’s Great America, situated at 4701 Great America Parkway, Santa Clara, California (the “Park”).

B. Seller desires to sell, transfer and assign to Buyer the Property (as defined below) associated with the Park, and Buyer desires to purchase from Seller the Property, on the terms and conditions set forth herein.

C. Buyer and Seller desire that Buyer will lease the Property back to Seller, and Seller will continue operating the Park.

In consideration of the foregoing, the representations, warranties, and agreements set forth in this Contract, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

AGREEMENT

1. PROPERTY.

(a) Subject to the terms and provisions of this Contract, on the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller:

(i) A fee simple interest in the real property (the “Land”) located at 4701 Great America Parkway, Santa Clara, CA 95054, more particularly described on Exhibit A, together with all drives, parking lots and landscaping now and hereafter in, on, over and under the Land;

(ii) All easements, rights of way, strips and gores of land, tenements, hereditaments and appurtenances, reversions, remainders, privileges, and entitlements and other rights and benefits of record running with the Land (including air and subsurface rights, oil, gas and other mineral rights, water rights and water stock);

(iii) All of Seller’s rights in the streets, alleys, public ways or rights-of-way abutting, adjoining, adjacent, connected or appurtenant to the Land;

(iv) All other rights, privileges and appurtenances owned by Seller and in any way relating to the above-described properties, including utilities, air, zoning and/or development rights and reservations thereunto belonging to the Land. All of the above-described Land and properties are hereinafter collectively referred to as the “Property”.

Execution Version

(b) The Property does not include any property not listed in Section 1(a) and each of the following is explicitly excluded from the transactions contemplated by this Contract:

(i) All inventory, furniture, machinery, equipment, tools, maintenance parts, computers, point-of-sale equipment, telephones, and all other tangible items of personal property;

(ii) All contracts relating to Seller’s operation of the Park;

(iii) Any and all governmental or quasi-governmental permits, licenses and approvals relating to the operation of the Park, including, but not limited to, environmental permits and occupational and liquor licenses;

(iv) All of Seller’s, its affiliates’ or any third party’s trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, trade dress, business and product names, logos, maps, including Park maps, and slogans used or held for use in connection with the Park;

(v) Rides, water slides, rollercoasters, improvements, inherently permanent structures, buildings, and underground storage tanks located on or about the Land; or

(vi) Fixtures and all plumbing, gas, electrical, ventilating, lighting and other utilities and utility systems, ducts, hot water heaters, air conditioning systems and all other building systems, in each case attached to or comprising a part of any building located on or about the Land.

2. PURCHASE PRICE. The total purchase price (“Purchase Price”) for the Property shall be $310,000,000.00. Provided that all conditions precedent to Buyer’s obligations to close as set forth in this Contract have been satisfied and fulfilled, or waived in writing by Buyer, the Purchase Price has been deposited by Buyer on or prior to the Closing Date (as hereinafter defined) with First American Title Insurance Company (the “Title Company,” and in its capacity as the escrow agent, the “Escrow Agent”) by federal wire transfer of immediately available funds, plus or minus prorations and other adjustments hereunder, and paid to Seller upon consummation of the Closing (as hereinafter defined).

3. FINANCING. Buyer acknowledges and agrees that its obligation to pay the Purchase Price and otherwise consummate the transactions contemplated under this Contract are not subject to any conditions regarding Buyer’s, any of its Affiliates’ or any other person’s ability to obtain any, maintain any, or draw upon any facility of, debt, equity or other financing to consummate the transactions contemplated by this Contract.

4. TITLE AND SURVEY.

(a) Survey. Buyer has obtained, at Buyer’s sole cost and expense, and accepted the ALTA/NSPS land title survey dated April 2022 by Kier & Wright (the “Survey”), a copy of which has been delivered to Seller and the Title Company.

(b) Title. Buyer has obtained from the Title Company (i) a current commitment for an ALTA Owner Policy of Title Insurance (the “Title Commitment”) setting forth the state of fee simple interest in the Land and committing the Title Company to issue to Buyer the Owner’s Policy (as hereinafter defined) in the amount of the Purchase Price and insuring that the Buyer will own the Property, and (ii) copies of all documents referred to in the Title Commitment as exceptions to title or otherwise constituting exceptions to title. As a condition to Buyer’s obligation to close, the

Execution Version

Escrow Agent shall deliver to Buyer at Closing an ALTA 2006 extended coverage Owner’s Policy of Title Insurance (the “Title Policy”), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, containing endorsements required by Buyer insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the exceptions contained therein. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date. A copy of the proforma Title Policy acceptable to Buyer is attached hereto as Schedule 4(a). The exceptions to the Title Policy contained on Schedule B of the proforma Title Policy attached hereto as Schedule 4(a) are, collectively, the “Permitted Exceptions.” The Property shall be conveyed free and clear of monetary liens and security interests, and Seller shall remove at the Closing all such liens and security interests.

(c) Inspection of Property. Buyer, its agents and duly authorized representatives, have inspected the condition of the Property, reviewed the books and records of Seller pertaining thereto, conducted a Phase I environmental site assessment performed to ASTM standards (the “Phase I ESA”), and inspected the Property to determine its feasibility for Buyer’s intended use. Buyer acknowledges receiving the documents and material provided in the virtual data room for the Silicon Valley Investment Opportunity hosted by CBRE (the “VDR”), including copies of (i) the most recent site plans and soil and substrata studies, (ii) the most recent existing environmental studies and reports relating to the environmental condition of the Property, (iii) unexpired leases, (iv) engineering or architectural studies, (v) statements of revenue and expenses for the calendar years 2019, 2020, and, promptly following preparation thereof, 2021, (vi) all construction plans and specifications in Seller’s possession relating to the original development of the Property and any major capital repairs or tenant improvements, temporary and final certificates of occupancy and all other governmental permits and approvals applicable to the Property in Seller’s possession, if any, (vii) copies of a preliminary title report from First American Title Insurance Company (Order Number NCs-1082366) dated as of August 10, 2021, any existing ALTA “as-built” survey of the Property, and the related exception documents set forth therein, (viii) written notices received by Seller of any unresolved violations of any governmental law or regulation or any covenants or restrictions encumbering the Property, or pending or threatened condemnation of the Property, and (ix) property tax statements for the last 24 months (collectively, the information provided in the VDR or described in items (i)-(ix), the “Property Information”). All Property Information and other information furnished by Seller to Buyer shall be treated as confidential information under the Confidentiality and Nondisclosure Agreement effective as of August 12, 2021, between Buyer and Broker (the “Confidentiality and Nondisclosure Agreement”), and if this Contract is terminated for any reason, all such information and reports shall be returned to Seller in accordance with such Confidentiality and Nondisclosure Agreement. Buyer understands that the Property Information was obtained by Seller from a variety of sources and acknowledges that the Property Information is subject to Section 7.

(d) Compliance with Laws; Repair. In conducting any inspections or tests of the Property, Buyer has complied with all laws and regulations of all applicable governmental authorities and kept the Property free and clear of any liens arising from work performed on behalf of Buyer.

(e) Indemnity and Insurance. Buyer shall indemnify, protect, defend and save Seller harmless from and against any and all damages, costs, injuries and liabilities to the Property and/or any persons or property of any person which occur by reason of any inspections, tests, surveys, studies or other entry upon or use of the Property by Buyer or its agents pursuant to Section 4(c), but expressly excluding damages, costs, injuries and liabilities arising from Buyer’s discovery of a pre-existing condition of the Property.

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5. REPRESENTATIONS OF SELLER. Seller represents to Buyer that as of the Closing Date:

(a) Seller is duly organized and formed, validly existing and in good standing in the State of its organization.

(b) Seller has full power and authority to execute and deliver this Contract and to perform its obligations hereunder and has taken all necessary action to authorize the execution and performance of this Contract and the consummation of the transactions contemplated herein. This Contract has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms, which enforceability may be subject to (i) the effect of any applicable law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights and relief of debtors generally and (ii) the effect of general principles of law, equity and public policy, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No consents or approvals are required for the execution and delivery by Seller of this Contract and any other documents and instruments contemplated herein to be executed and delivered by Seller that have not been obtained before the date of this Contract.

(d) Seller, is not currently identified on any Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), and is not a person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.

(e) There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller which prohibits this Contract. There is no action or proceeding pending or, to Seller’s Knowledge, threatened against Seller or relating to the Property, including, without limitation, any condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Contract. For purposes of this Section 5, “Seller’s Knowledge” means the actual knowledge of Tim Fisher.

(f) There are no outstanding bonds, development obligations or government fees relating to the Property.

(g) There are no leases or other agreements affecting the possession or occupancy of the Property except for, as of the Closing Date, the Permitted Exceptions (including the New Lease) and the Parking Agreement dated as of January 1, 2012, among the Santa Clara Stadium Authority, Forty Niners Stadium, LLC, Cedar Fair Southwest, Inc., Cedar Fair, L.P., and the City of Santa Clara.

Execution Version

(h) Other than as delivered with the Property Information, Seller has received no written notice of any unresolved material violation of any governmental law, including any Environmental Law (as hereinafter defined), or regulation or any covenants, restrictions or conditions encumbering the Property, by the Property or the use thereof.

(i) Except as disclosed in the Property Information, Seller has not used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous materials in violation of any Environmental Laws. The foregoing representations and warranty is further qualified by any actual knowledge of Buyer resulting from inspections conducted by Buyer before Closing. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under and Environmental Law.

(j) Other than as delivered with the Property Information or disclosed in the Permitted Exceptions, to Seller’s Knowledge, there is no other agreement, understanding or restriction with or for the benefit of any person or entity, whether private, public or quasi public, to which Seller is a party that will be binding upon Buyer or the Property after Closing.

(k) Seller is not, and is not acting on behalf of, an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3101 of any such employee benefit plan or plans.

(l) Neither Seller nor Seller’s affiliate has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect, or (iv) taken, failed to take or submitted to any action indicating a general inability to meet its financial obligations as they accrue. There are no bankruptcy, insolvency, reorganization or similar action or proceeding pending or threatened against Seller or concerning all or substantial part of Seller’s property.

All representations and warranties of Seller made in this Contract shall be true as of the Closing Date, and, together with the covenants made by Seller herein, except as otherwise expressly set forth herein, shall survive the Closing for 6 months.

6. REPRESENTATIONS OF BUYER. Buyer hereby represents to Seller that as of the Closing Date:

(a) Buyer is duly organized and formed, validly existing and in good standing under the laws of its state of formation. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Contract and the consummation of the transactions contemplated herein. The person who has executed this Contract on behalf of Buyer has been duly authorized to do so.

(b) Upon execution by Buyer, this Contract and the other documents contemplated herein shall constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

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(c) No consents or approvals are required for the execution and delivery by Buyer of this Contract and any other documents and instruments contemplated herein to be executed and delivered by Buyer that have not been obtained before the date of this Contract.

(d) There are no actions or proceedings pending against or involving Buyer before any governmental authority which in any way adversely affect or may adversely affect Buyer or Buyer’s ability to perform under this Contract.

(e) Buyer is not currently identified on any Specially Designated Nationals and Blocked Person List maintained by OFAC, and is not a person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.

(f) Buyer has not, and does not intend to, institute against, or join any other person in instituting against, Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law. The provisions of this Section shall survive the Closing or termination of this Contract.

All representations and warranties of Buyer made in this Contract shall be true as of the date of this Contract, and, together with the covenants made by Buyer herein, except as otherwise expressly set forth herein, shall survive the Closing for 6 months.

7. PROPERTY CONDITION. Except as may be set forth elsewhere in this Contract and in any of the documents executed at the Closing, effective as of the Closing, the Property is sold “as is” without warranty as to its physical condition and with all faults, defects and conditions thereon, including environmental conditions, whether known or unknown, patent or latent or otherwise. The Buyer agrees to take title to the Property “as is” and in its present condition, except that in the case of any taking by eminent domain, Section 11 below shall apply and subject to the provisions in Section 4(c) above. Except as otherwise set forth in the New Lease (as hereinafter defined) and Seller’s representations, warranties and covenants in this Contract and in any of the documents executed at the Closing (“Seller’s Warranties”), Buyer acknowledges and agrees to and with the Seller, effective as of the Closing Date, that (a) Buyer is purchasing the Property in “AS-IS” condition as of the date of the Closing with respect to any facts, circumstances, conditions and defects; (b) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Buyer for same; (c) Buyer has undertaken (or waived the right to conduct) all such physical inspections and examinations of the Property as Buyer deems necessary or appropriate under the circumstances, and that based upon same, Buyer is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its agents and officers, and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property; (d) Seller is not making and has not made any express or implied warranty or representation with respect to all or any part of the Property or the Property Information (including, but not limited to, any matters contained in documents made available or delivered to Buyer in connection with this Contract as an inducement to Buyer to enter into this Contract and thereafter to purchase the Property or for any other purpose); and (e) by reason of all of the foregoing, Buyer acknowledges the risk of future demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, (collectively “Demands”) which may be brought against Buyer and occasioned by any fact, circumstance, condition or defect pertaining to the physical condition of the Property, including without limitation, any and all conditions relating to soil, surface water, groundwater, stream sediment, air or other environmental media

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(“Environmental Conditions”). Without limitation, but for the avoidance of doubt, Environmental Conditions include the presence of any wetland, protected habitat or species; and any pollutant, as defined in any applicable federal, state, or local law, regulation, or ordinance; any asbestos containing material; hazardous or non-hazardous waste; toxic or radioactive material; petroleum product or waste; perfluorinated chemical; or any other substance or material (whether solid, liquid, or gas) that may be present, may come to be present, or may threaten to be present in, on, under or about the Property. Except as otherwise set forth in the New Lease and Seller’s Warranties, effective as of the Closing Date, Buyer and its successors and assigns hereby expressly and unconditionally waive and release Seller and all of its parents, subsidiaries, affiliates and partnerships, and its and their respective members, partners, officers, directors and employees, and their respective successors, heirs and assigns and each of them (individually and collectively, the “Released Parties”) from any and all rights or Demands which Buyer, its successors or assigns may have against Seller and/or the Released Parties with respect to the condition of the Property, including with respect to the dimensions of the Land, the improvements and infrastructure (if any), development rights, permissible uses, water or water rights, topography, utilities, zoning, soil, subsoil, drainage, environmental or building laws, rules, or regulations, Environmental Conditions, or any other matters affecting or relating to the physical condition of the Property. Except as otherwise set forth in the New Lease and Seller’s Warranties, effective as of the Closing Date, this waiver includes any Demands of Buyer, its successors or assigns against Seller or a Released Party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq. (CERCLA); the Resource Conservation Recovery Act, 42 U.S.C. §6901 et seq. (RCRA); the Clean Water Act, 33 U.S.C. §1251 et seq. (CWA); the Safe Drinking Water Act, 42 U.S.C. §300f et seq. (SWDA); the Clean Air Act, 42 U.S.C. §7401 et seq. (CAA); the Occupational Safety and Health Act, 29 U.S.C. 651 et seq. (OSHA); the Toxic Substances Control Act, 15 U.S.C. §2601 et seq. (TSCA); the Emergency Planning and Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq. (EPCRA); and any other applicable federal, state or local laws (including common law), rules, ordinances, orders, directives, permits, approvals, decisions or decrees, remediation standards, and regulations relating to pollution, the protection of human health or the environment, or the protection of natural resources (collectively “Environmental Laws”). Except as otherwise set forth in the New Lease and Seller’s Warranties, effective as of the Closing Date, Buyer acknowledges and agrees that the foregoing waiver and release includes all rights and claims of Buyer against Seller pertaining to the physical condition of the Property, whether heretofore or now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, or are connected with, or relate to, the physical condition of the Property existing as of the Closing Date or thereafter. Notwithstanding the foregoing, Buyer and Seller acknowledge and agree that the foregoing waiver and release shall not include the liabilities listed on Schedule 7 (the “Retained Liabilities”), and, from and after the Effective Date, Seller shall indemnify, reimburse, defend and hold Buyer, and all of its parents, subsidiaries, Affiliates and partnerships, and its and their respective members, partners, officers, directors, trustees, shareholders, beneficiaries and employees, and their respective successors, heirs and assigns and each of them, harmless from and against a Retained Liability. The foregoing provisions shall survive the Closing and the consummation of the transaction contemplated by this Contract.

8. CONDITIONS PRECEDENT.

(a) The following are conditions precedent to Buyer’s obligations hereunder:

(i) On the date of the Closing, all of Seller’s representations and warranties shall be true and correct in all material respects;

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(ii) Seller shall have performed its obligations hereunder in all material respects and Seller has delivered all documents required for the Closing into escrow, including, but not limited to, originals of a lease agreement by and between Seller (“Tenant”), as tenant, and Buyer, as landlord, in the form attached hereto as Exhibit B (the “New Lease”), and a separate closing settlement statement executed by Seller, which closing settlement statement shall be prepared by the Title Company reflecting the credits, prorations, and adjustments contemplated by or specifically provided for in this Contract;

(iii) On the date of the Closing, Seller has not caused any title exceptions, defects or encumbrances (other than the matters reflected in the Permitted Exceptions) to affect the Property, and that Seller has obtained a release of the items set forth on Schedule 8(a)(iii);

(iv) On the date of the Closing, there shall exist no pending or threatened (in writing) material action, suit or proceeding with respect to Seller, as it relates to the Property or this Contract;

(v) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened (in writing) against Seller that would materially and adversely affect Seller’s ability to perform its obligations under this Contract; and

(b) The following are conditions precedent to Seller’s obligations hereunder:

(i) Buyer has delivered to the Title Company the Purchase Price, as adjusted pursuant to the requirements of this Contract, in immediately available federal funds; and

(ii) Buyer has delivered all documents required for the Closing into escrow, including, but not limited to, an executed original of the New Lease and a separate closing settlement statement executed by Buyer, which closing settlement statement shall be prepared by Title Company reflecting the credits, prorations, and adjustments contemplated by or specifically provided for in this Contract.

9. INTENTIONALLY OMITTED.

10. CLOSING.

(a) Time and Place. Provided that all of the contingencies of this Contract have been fulfilled or waived, the closing of this transaction (the “Closing”) shall take place simultaneously with the execution of this Contract (the “Closing Date”) through the Title Company by the parties having provided closing documents to the Title Company by mail or recognized overnight courier service. Nothing contained herein requires Buyer or Seller to be physically present at the Closing.

(b) Events of the Closing.

(i) Seller’s Deliveries. At the Closing, Seller shall, at Seller’s sole cost and expense (except as otherwise set forth herein), deliver, or caused to be delivered, to Buyer or Title Company, as the case may be, the following:

(A) To the Title Company, a grant deed fully executed by Seller conveying title to the Property to Buyer, substantially in the form attached hereto as Exhibit C (the “Deed”), which form includes terms and conditions relating to the Property as further set forth therein.

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(B) To the Title Company, a bill of sale executed by Seller in the form attached hereto as Exhibit D.

(C) To Buyer, the Owner’s Policy.

(D) To the Title Company, an owner’s affidavit(s) as to debts, liens and parties in possession and a Gap Indemnity in the form(s) required by the Title Company, certified to Buyer and the Title Company, identifying no debts, liens or parties in possession that may affect the Property after the Closing, and other matters required by the Title Company.

(E) To the Title Company, an affidavit or certificate, sworn to under penalty of perjury, executed by an authorized officer, partner or other representative of Seller, restating the representation and warranty that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder, and also setting forth Seller’s address, taxpayer identification number and status (e.g., limited liability company), and containing such other information as Buyer or the Title Company may require in order to qualify for exemption from the withholding requirements by the Foreign Investors in Real Property Tax Act of 1980, as amended, and the regulations promulgated thereunder, as well as an equivalent affidavit or certificate as required by the State of California.

(F) To the Title Company, an original counterpart of the New Lease, executed by Tenant.

(G) To Buyer, exclusive possession of the Property, subject to the New Lease and the rights of the counter parties under the New Lease.

(H) To the Title Company, such evidence or documents as may be reasonably required by the Title Company, including, without limitation, evidence of the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

(I) To Buyer, if the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument, restrictive covenants or equitable servitudes, estoppel certificates, in form and substance reasonably satisfactory to Buyer and Seller, from Seller or its affiliate(s).

(J) Any other additional documents and instruments as in the mutual opinion of Buyer’s counsel and Seller’s counsel are reasonably necessary to the proper consummation of this transaction.

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(ii) Buyer’s Delivery. At the Closing, Buyer shall deliver to the Title Company the following:

(A) The cash consideration required pursuant to Section 2.

(B) An original counterpart of the New Lease, executed by Buyer, to be delivered to Tenant.

(C) Such evidence or documents as may be reasonably required by the Title Company, including, without limitation, evidence of the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the sale of the Property.

(iii) Joint Deliveries. In addition, each party will provide to the other or to the Title Company, or both, whatever documentation may be reasonably requested or required in order to confirm the proper authority of such party to consummate this transaction and to issue the Owner’s Policy of Title Insurance described above.

(c) Expenses of the Closing. With reference to the Closing, it is understood and agreed that:

(i) Seller shall pay:

(A) one-half of the escrow fee charged by the Title Company;

(B) its own attorneys’ fees; and

(C) one-half of any transfer taxes and conveyance fees.

(ii) Buyer shall pay:

(A) one-half of the escrow fee charged by the Title Company;

(B) its own attorneys’ fees;

(C) one-half of any transfer taxes and conveyance fees;

(D) the cost of the title examination and issuance of the Title Commitment and any updates thereof;

(E) the premium for the Owner’s Policy and any lender’s policy (including the cost of closing protection coverage and any endorsements required by Buyer or its lender); and

(F) all costs associated with its diligence activities, including without limitation, any Survey and Phase I ESA.

(iii) All other fees shall be paid in the manner which is usual and customary in the state and county in which the Property is located.

(d) Prorations. Real estate and ad valorem taxes shall not be prorated (such taxes being the responsibility of Tenant under the New Lease).

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The provisions of this Section 10 shall survive the Closing. Any other costs or charges of closing this transaction not expressly addressed in this Contract shall be paid or adjusted in accordance with local custom in the state in which the Property is located for similar commercial transactions.

11. RISK OF LOSS. Risk of loss to the improvements on the Property up to and including the Closing Date shall be borne by Seller. In the event of any material damage to the improvements on the Property that has not been repaired before the Closing Date, Seller shall, at its cost, agree to repair the damage as promptly after the Closing as practicable; provided, however, that notwithstanding the foregoing, Seller shall diligently pursue any claim it may have under any insurance policy of Seller in connection with such damage. Upon the Closing, Seller acknowledges its obligations in accordance with the terms of the New Lease, notwithstanding any material damage to the improvements that occurs before the Closing.

12. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENT. Seller and Buyer each agree that the existence and terms of this Contract are confidential and, except as required by applicable law or regulation or otherwise previously agreed by the parties, shall not be disclosed to any person, other than the employees, officers, board members, staff and management of Seller and Buyer, and their respective contractors, attorneys, lenders, creditors, agents and brokers. Buyer acknowledges receiving and reviewing a draft of the press release that Seller intends to issue on June 27, 2022 and the Form 8-K that Seller intends to file with the U.S. Securities and Exchange Commission in connection with the transactions contemplated under this Contract on June 27, 2022. Notwithstanding anything to the contrary contained herein or in the Confidentiality and Nondisclosure Agreement, following the first to occur of the foregoing press release and filing with the U.S. Securities and Exchange Commission, either party may (i) issue any written public statement regarding the existence of this Contract upon the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and (ii) discuss the existence of this Contract with any federal, state, local municipality, or any other public body or governmental authority, rating agencies or stakeholders; provided, that the foregoing shall not apply to any privileged conversations nor shall the parties disclose any of the economic terms of this transaction except as required by applicable law or regulation.

13. INTENTIONALLY OMITTED.

14. REAL ESTATE BROKERAGE COMMISSIONS. It is understood and agreed that CBRE (“Broker”) is the sole broker in this transaction and Seller shall be responsible for the payment of all fees and commissions (subject to a separate agreement) due to Broker in connection with the purchase of the Property. The parties hereto represent to the other that it has not authorized any broker or finder to act on its behalf in connection with the purchase hereunder and that it has not dealt with any broker or finder purporting to act on behalf of any other party, other than Broker. Seller and Buyer shall indemnify and hold harmless the other from and against any breach of the foregoing, and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by the indemnifying party or on its behalf with any broker or finder, other than Broker, in connection with this Contract or the transaction contemplated hereby.

15. INDEMNIFICATION. Buyer acknowledges that CBRE, its agents, its employees, and its contractors (collectively, “CBRE”) have made no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller, its advisors or CBRE to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a service only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein, in the New Lease or in

Execution Version

the other Seller’s Warranties (as to Seller). Without limiting the generality of the foregoing provisions but subject to the express representations and warranties in Section 5 above, the New Lease and the other Seller’s Warranties, Buyer acknowledges that CBRE makes no representation or warranty as to (a) the financial standing of the Property (b) the accuracy, inaccuracy, or incompleteness of any financial statements related to the Property (c) the environmental condition or status of the Property (d) the accuracy, inaccuracy, or incompleteness of any other documents or reports Seller is required to furnish Buyer during due diligence, including the Property Information. Buyer agrees that none of CBRE, any of its affiliates, employees, or contractors have any liability to Buyer for any inaccuracy in or omission from any such report and the failure to deliver any report or other condition of the Property.

16. INTENTIONALLY OMITTED.

17. POST-CLOSING COVENANTS OF SELLER. Seller acknowledges that Buyer may, after the Closing, apply for necessary land use entitlements for Buyer’s intended use of the Property, all at Buyer’s sole cost and expense. Seller shall reasonably cooperate with Buyer in connection with all required submittals and processing of Buyer’s land use entitlements, except that Seller has no liability and no obligation to incur any out-of-pocket costs in connection with its cooperation. This Section 17 shall surviving Closing.

18. ESCROW.

(a) Escrow Agent shall act in accordance with the following provisions:

(i) Upon consummation of the Closing, the Escrow Agent shall deliver the Purchase Price to Seller on the Closing Date. Provided such supplemental escrow instructions are not in conflict with this Contract as it may be amended in writing from time to time, Seller and Buyer agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Contract.

(ii) The “Reporting Person” within the meaning of Section 1.6045 4(e)(5) of the Regulations (the “Regulations”) of the Internal Revenue Code (as may be amended from time to time, the “Code”) with respect to the transactions contemplated by this Contract shall be Escrow Agent. It is agreed that Escrow Agent is an eligible person under Section 1.6045 4(e)(5)(ii) of the Regulations. Escrow Agent hereby agrees to be responsible for complying with the reporting and other requirements of Section 6045(e) of the Code. Pursuant to the Regulations, the address for the transferor and transferee are as set forth for Seller and Buyer in this Contract, and the identifying information regarding the real estate transferred is the legal description for the Property set forth in this Contract. Escrow Agent agrees to file the form required by the Regulations between the end of the calendar year in which the Closing Date occurs and February 28 of the following calendar year. Buyer and Seller agree to cooperate with Escrow Agent and with each other in completing any report and/or other information required to be delivered to the Internal Revenue Service pursuant to Section 6045(e) of the Code regarding the real estate sales transaction contemplated by this Contract, including without limitation, Internal Revenue Service Form 1099 S as such may be hereafter modified or amended by the Internal Revenue Service, or as may be required pursuant to any Regulation now or hereafter promulgated by the Treasury Department with respect thereto.

Execution Version

(iii) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Contract, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Contract or involving negligence on the part of the Escrow Agent. Without limiting the joint and several obligations of Buyer and Seller under this Section 18, such indemnification obligations, if any, shall be paid 50% by Buyer and 50% by Seller, and if either Buyer, on the one hand, or Seller on the other hand, pays more than its share of such amount, such party shall be entitled to recover the excess from the other party.

19. MISCELLANEOUS20. .

(a) Notices. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed received: (i) upon receipt when personally delivered; (ii) upon deposit when sent by nationally-recognized overnight courier service, charges prepaid, and properly addressed; or (iii) electronically during normal business hours (before 6:00 p.m. Pacific Time) with a confirmation copy delivered by recognized, overnight delivery service (e.g., Federal Express). Notice sent by any other means shall not be effective for purposes of this Contract. Either party may change its address for notice from time to time by delivery of at least ten (10) days prior written notice of such change to the other party hereto in the manner prescribed herein. For purposes of this subsection, the address of each party shall be that set forth below:

Execution Version

If to Seller:	California’s Great America, LLC
One Cedar Point Drive
Sandusky, OH 44870
Attention: Tim Fisher, Chief Operating Officer
Telephone: (419) 577-3884
E-mail: tim.fisher@cedarfair.com

And

California’s Great America, LLC
One Cedar Point Drive
Sandusky, OH 44870
Attention: Brian Nurse, Chief Legal Officer
Telephone: (419) 357-2438
E-mail: brian.nurse@cedarfair.com

With a copy to:	Squire Patton Boggs (US), LLP
1000 Key Tower
127 Public Square
Cleveland, OH 44114
Attention: Cipriano S. Beredo
Telephone: 216-479-8500
E-Mail: Cipriano.beredo@squirepb.com

If to Buyer:	Prologis, L.P.
c/o Prologis, Inc.
Attn: Ali Harandi, Megan Robert, Trevor Giorgi, Anne LaPlace, Alison Besser Stoekl, Dewey F. Horton and Angela Kane
1800 Wazee Street, Suite 500
Denver, Colorado 80202
Telephone/Email (AH): 415/733-9525 / aharandi@prologis.com
Telephone/Email (MR): 303/567-5613 / mrobert@prologis.com
Telephone/Email (TG): 303/567-5029 / tgiorgi@prologis.com
Telephone/Email (AL): 303/567-5395 / alaplace@prologis.com
Telephone/Email (ABS): 303/567-5070 / abesserstoekl@prologis.com
Telephone/Email (DFH): 415/733-9412 / dfhorton@prologis.com
Telephone/Email (AK): 303/567-5106 / akane@prologis.com

If to Escrow Agent:	First American Title Insurance Company
Attn: Nichole Segura
1380 17th Street
Denver, CO 80202
Telephone/Email: 720/459-2836 / nsegura@firstam.com

Notice given by Buyer’s counsel shall be deemed given by Buyer and notices given by Seller’s counsel shall be deemed given by Seller.

Execution Version

(b) Governing Law. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF CALIFORNIA AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

(c) Forum Selection; Jurisdiction; Venue. FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS CONTRACT, THE PARTIES HERETO EXPRESSLY SUBMIT TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CALIFORNIA, AND CONSENT THAT THEY MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA IN ACCORDANCE WITH APPLICABLE LAW.

(d) Waiver of Trial by Jury. THE PARTIES HERETO SHALL AND THEY HEREBY DO INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CONTRACT AND/OR ANY CLAIM OR INJURY OR DAMAGE RELATED THERETO.

(e) Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

(f) Invalid Provisions. If any provision of this Contract is held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable; the Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Contract; and the remaining provisions of the Contract shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Contract. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

(g) Parties Bound. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns.

(h) Further Acts. In addition to the acts recited in this Contract to be performed by Seller and Buyer, Seller and Buyer agree to perform, or cause to be performed, on or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

(i) Headings; References. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract. All references to “Sections” contained in this Contract are, unless specifically indicated otherwise, references to paragraphs and subparagraphs of this Contract. All references to an “Exhibit” are, unless specifically indicated otherwise, references to exhibits, schedules, and attachments to this Contract, which are incorporated into this Contract by each such reference.

Execution Version

(j) Construction. Buyer and Seller acknowledge that, in connection with negotiating and executing this Contract, each has had its own counsel and advisors and that each has reviewed and participated in the drafting of this Contract. The fact that this Contract was prepared by Seller’s counsel as a matter of convenience shall have no import or significance to the construction of this Contract. Any uncertainty or ambiguity in this Contract shall not be construed against Seller because Seller’s counsel prepared this Contract. Any rule of construction that requires any ambiguities to be interpreted against the drafter shall not be employed in the interpretation of: (i) this Contract; (ii) any exhibits to this Contract; or (iii) any document drafted or delivered in connection with the transactions contemplated by this Contract.

(k) Multiple Counterparts; Electronic Signatures. This Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Contract. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) or other transmission method and any counterpart so delivered shall be deemed an original and shall be binding upon each of the undersigned as if signed and delivered in the original. The parties hereto agree, and acknowledge that it is such party’s intent, that if such party signs this Contract using an electronic signature, it is signing, adopting, and accepting this Contract and that signing this Contract using an electronic signature is the legal equivalent of having placed its handwritten signature on this Contract on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Contract in a usable format.

(l) Time. Time is of the essence of this Contract as it relates to all of Buyer’s and Seller’s obligations hereunder.

(m) Business Days. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California. If the final day of any period or any date of performance under this Contract falls on any day other than a Business Day, then the final day of the period or the date of performance shall be extended to the next Business Day.

(n) Assignment. Either party may assign this Contract without the other’s consent to effect an Exchange pursuant to Section 19(o). Subject to the foregoing, this Contract shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs and devisees of the parties.

(o) Section 1031 Exchange. Each party may consummate the purchase and sale of all or a portion of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Code, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Contract; (b) the exchanging party shall effect the Exchange through an assignment of all or a portion of this Contract, or its rights under this Contract, to a qualified intermediary; (c) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by either party had the exchanging party not consummated its purchase through the Exchange. The non-exchanging party shall not by this Contract or acquiescence to the Exchange (x) have its rights under this Contract affected or diminished in any manner, or (y) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with Section 1031 of the Code.

Execution Version

(p) Separate Counsel. Each party hereby represents that it has had the adequate opportunity to consult with and has consulted with legal counsel in connection with this Contract and hereby waives any defense or claim that such party was not effectively represented in connection with this Contract. None of the provisions of this Contract shall be interpreted against the interest of the party who caused the Contract to be drafted.

(q) Personal Liability. Notwithstanding anything to the contrary provided in this Contract, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Contract by Seller and Buyer, that (a) there shall be absolutely no personal liability on the part of any shareholder, director, officer, manager, member or employee of Seller or Buyer with respect to any of the terms, covenants and conditions of this Contract; and (b) Seller and Buyer waive all claims, demands and causes of action against the shareholders, directors, officers, managers, members or employees of Seller and Buyer in the event of any breach by Seller or Buyer, as the case may be, of any of the terms, covenants and conditions of this Contract to be performed by Seller or Buyer, as the case may be.

(r) Interpretation and Definitions. In this Contract, unless the context otherwise requires:

(i) A reference to any document or agreement includes such document or agreement as amended, modified or supplemented from time to time.

(ii) The singular includes the plural and the plural includes the singular.

(iii) A reference to any law or regulation includes any amendment or modification to such law or regulation made before the relevant date or any successor law or regulation.

(iv) A reference to any governmental authority includes any public or private agency succeeding to its functions relevant to this Contract.

(v) A reference to any person includes its permitted successors and permitted assigns.

(vi) The words “include,” “includes” and “including” are not limiting.

(vii) Unless otherwise stated, all references to Sections mean and refer to the respective Sections in the agreement or document in which such reference appears.

(viii) The words “hereunder” and “hereby” refer to the agreement or document in which such words appear.

(ix) All references to times of the day shall, unless otherwise stated, be deemed to be references to Pacific Time (daylight or standard, as applicable).

(x) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Contract.

Execution Version

(s) Limitation of Remedies. In no event shall any party be entitled to punitive or consequential damages for the breach of this Contract.

(t) Procedure for Indemnity. Promptly after receipt by an indemnitee of notice of any Demand, such indemnitee will deliver to the indemnitor written notice thereof and the indemnitor shall appoint counsel mutually satisfactory to the parties to defend such; provided, however, that an indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential conflict of interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure to give prompt written notice shall not, however, relieve the indemnitor of its indemnification obligations, except and only to the extent that the indemnitor forfeits rights or defenses by reason of such failure. Such notice by the indemnitee shall describe the Demand in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Demand. An indemnitee shall reasonably cooperate with an indemnitor in connection with any Demand. The indemnitee shall not enter into a settlement of any Demand without the prior written consent of the indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed). If a firm offer is made to settle a Demand without leading to liability or the creation of a financial or other obligation on the part of the indemnitee and provides, in customary form, for the unconditional release of each indemnitee from all liabilities and obligations in connection with such Demand and the indemnitor desires to accept and agree to such offer, the indemnitor shall give written notice to that effect to the indemnitee. If the indemnitee fails to consent to such firm offer within ten days after its receipt of such notice, the indemnitor may continue to contest or defend such Demand and in such event, the maximum liability of the indemnitor as to such Demand shall not exceed the amount of such settlement offer. If the indemnitee fails to consent to such firm offer and also fails to assume defense of such Demand, the indemnitor may settle the Demand upon the terms set forth in such firm offer to settle such Demand.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Contract on date set forth above.

SELLER:

California’s Great America, LLC, a Delaware limited liability company

By:
Name:
Title:

BUYER:

PROLOGIS, L.P., a Delaware limited partnership

By: Prologis, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

TITLE COMPANY’S RECEIPT OF CONTRACT

The undersigned Title Company hereby acknowledges receipt of a copy of a fully-executed original of this Contract signed by Buyer and Seller, on this ____ day of _________________, 2022, which date shall be the Effective Date of this Contract.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Signature Page

Exhibit A

LEGAL DESCRIPTION OF THE LAND

Legal description in the title policy to govern the Deed.

PARCEL ONE:

ALL OF PARCEL B, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING A RESUBDIVISION OF A PORTION OF THE LANDS OF THE MARRIOTT CORPORATION SUCCESSORS BY MERGER TO FESPAR ENTERPRISES, INC., AND MARRIOTT HOTELS, INC., AND LANDS OF DORCICH FARMS AS SHOWN ON THE RECORD OF SURVEY RECORDED IN BOOK 345 OF MAPS, PAGES 1 TO 8, INCLUSIVE, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON MAY 29, 1985 IN BOOK 543 OF MAPS, PAGES 52 AND 53.

EXCEPTING THEREFROM ANY AND ALL BUILDINGS AND IMPROVEMENTS NOW LOCATED THEREON, WHICH BUILDINGS AND IMPROVEMENTS ARE AND SHALL REMAIN REAL PROPERTY, AS GRANTED IN THE DEED TO KINGS ENTERTAINMENT COMPANY, A NORTH CAROLINA CORPORATION, RECORDED JUNE 01, 1989 AS INSTRUMENT NO. 10131589.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID PARCEL B DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEASTERLY CORNER OF SAID PARCEL B AS SHOWN UPON SAID PARCEL MAP;

THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTHERLY LINE OF SAID PARCEL B, NORTH 89° 33’ 00” WEST, 1593.63 FEET, TO A LINE COMMON TO PARCELS A AND B OF SAID MAP;

THENCE ALONG SAID COMMON LINE SOUTH 5° 06’ 02” WEST, 985.76 FEET;

THENCE LEAVING SAID COMMON LINE NORTH 60° 41’ 22” EAST, 148.89 FEET;

THENCE NORTH 0° 18’ 47” EAST, 463.54 FEET;

THENCE NORTH 50° 02’ 10” EAST, 487.02 FEET;

THENCE NORTH 71° 10’ 24” EAST, 124.71 FEET;

THENCE NORTH 82° 53’ 18” EAST, 41.52 FEET;

THENCE SOUTH 62° 44’ 53” EAST, 207.51 FEET;

THENCE SOUTH 17° 49’ 11” EAST, 141.16 FEET;

THENCE SOUTH 58° 56’ 42” EAST, 29.91 FEET;

THENCE SOUTH 14° 12’ 01” EAST, 39.97 FEET;

THENCE NORTH 64° 33’ 36” EAST, 834.11 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID PARCEL B AS SHOWN UPON SAID PARCEL MAP;

THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTHERLY LINE OF SAID PARCEL B, NORTH 89° 33’ 00” WEST, 1593.63 FEET, TO A LINE COMMON TO PARCELS A AND B OF SAID MAP;

THENCE ALONG SAID COMMON LINE SOUTH 5° 06’ 02” WEST, 985.76 FEET;

THENCE LEAVING SAID COMMON LINE NORTH 60° 41’ 22” EAST, 148.89 FEET;

THENCE NORTH 0° 18’ 47” EAST, 463.54 FEET;

THENCE NORTH 50° 02’ 10” EAST, 487.02 FEET;

THENCE NORTH 71° 10’ 24” EAST, 124.71 FEET;

THENCE NORTH 82° 53’ 18” EAST, 41.52 FEET;

THENCE SOUTH 62° 44’ 53” EAST, 207.51 FEET;

THENCE SOUTH 17° 49’ 11” EAST, 141.16 FEET;

THENCE SOUTH 58° 56’ 42” EAST, 29.91 FEET;

THENCE SOUTH 14° 12’ 01” EAST, 39.97 FEET;

THENCE NORTH 64° 33’ 36” EAST, 834.11 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ANY AND ALL BUILDINGS AND IMPROVEMENTS NOW LOCATED ON A PORTION THEREOF, WHICH BUILDINGS AND IMPROVEMENTS ARE AND SHALL REMAIN REAL PROPERTY, AS GRANTED IN THE CORRECTION GRANT DEED TO CEDAR FAIR SOUTHWEST INC., A DELAWARE CORPORATION, RECORDED MARCH 23, 2012 AS INST. NO. 21596989 OF OFFICIAL RECORDS.

THE BUILDINGS AND IMPROVEMENTS SO EXCEPTED ARE EXCEPTED FROM THE PORTION OF PARCEL TWO WHICH IS NOT INCLUDED IN THE FOLLOWING:

BEGINNING AT THE NORTHWESTERLY CORNER OF SAID PARCEL B AS SHOWN UPON SAID PARCEL MAP, SAID POINT ALSO BEING THE NORTHEAST CORNER OF THAT PARCEL A OF SAID MAP;

THENCE FROM SAID POINT OF BEGINNING ALONG THE LINE COMMON TO PARCELS A AND B OF SAID PARCEL MAP SOUTH 5° 06’ 02” WEST, 985.76 FEET (TO A RAILROAD SPIKE DISTANT THEREON NORTH 72° 47’ 23” WEST, 28 FEET, MORE OR LESS, FROM THE NORTHERLY 6 FOOT HIGH GATE POST AT THE GATE SOUTHWEST OF THE PICTORIUM BUILDING);

THENCE LEAVING SAID COMMON LINE NORTH 60° 38’ 59” EAST, 151.94 FEET (TO A RAILROAD SPIKE DISTANT THEREON NORTH 87° 18’ 48” WEST, 6 FEET, MORE OR LESS, FROM THE FENCE POST AT AN ANGLE POINT IN THE EXISTING FENCE NEAR THE NORTHEASTERLY CORNER OF THE PICTORIUM BUILDING);

THENCE NORTH 0° 18’ 13” EAST, 476.38 FEET (TO A RAILROAD SPIKE DISTANT THEREON SOUTH 66° 31’ 18” WEST, 25 FEET, MORE OR LESS, FROM THE ORANGE AND WHITE PG & E GAS LINE, APPROXIMATELY 6 FEET HIGH, POLE MARKER);

THENCE NORTH 45° 12’ 31” EAST, 485.21 FEET (TO AN ANGLE POINT AT THE FACE OF CURB DISTANT THEREON NORTH 88° 20’ 19” WEST, 4 FEET, MORE OR LESS, FROM THE 13TH FENCE POST EAST OF GATE POST OF GATE ‘C’; SAID ANGLE POINT BEING APPROXIMATELY 114 FEET FROM THE EAST GATE POST OF GATE ‘C’);

THENCE NORTH 68° 55’ 32” EAST, 160.59 FEET (TO A RAILROAD SPIKE DISTANT THEREON NORTH 36° 34’ 40” WEST, 10 FEET, MORE OR LESS, FROM THE FENCE POST AT AN ANGLE IN THE EXISTING FENCE; SAID FENCE POST BEING 25 FEET, MORE OR LESS, EAST OF THE EAST GATE POST OF GATE ‘C’);

THENCE NORTH 00° 27’ 00” EAST, 27.41 FEET TO A POINT ON THE SOUTHERLY LINE OF HETCH-HETCHY RIGHT-OF-WAY (80’ WIDE);

THENCE ALONG SAID SOUTHERLY LINE NORTH 89° 33’ 00” WEST, 538.03 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

AN EASEMENT FOR THE PURPOSE OF USE, MAINTENANCE, AND REPAIR OF A WATER WELL AND RELATED EQUIPMENT, PIPING AND UTILITIES, SHOWN AS “PRIVATE WATER EASEMENT” UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, BEING A RESUBDIVISION OF A PORTION OF THE LANDS OF THE MARRIOTT CORPORATION, SUCCESSOR BY MERGER TO FESPAR ENTERPRISES, INC. AND MARRIOTT HOTELS, INC., AND LANDS OF DORCICH FARMS AS SHOWN ON THE RECORD OF SURVEY RECORDED IN BOOK 345 OF MAPS, PAGES 1 TO 8, INCLUSIVE, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON NOVEMBER 22, 1982 IN BOOK 506 OF MAP, PAGES 30, 31, 32 AND 33.

PARCEL SIX:

REAL PROPERTY RIGHTS AS SET FORTH IN THE DEED TO CITY AND COUNTY OF SAN FRANCISCO RECORDED NOVEMBER 02, 1950 IN BOOK 2088, PAGE 546 OF OFFICIAL RECORDS.

Exhibit B

LEASE

Exhibit C

DEED

FORM OF CALIFORNIA GRANT DEED

Recording Requested By: When Recorded Return To: Attention: Mail tax bills to: Attn:________________________________

(Space above this line for Recorder’s use)

APN:

The Undersigned Grantor Declares:

DOCUMENTARY TRANSFER TAX $___________________;

CITY TRANSFER TAX $___________________;

[ x ] computed on the consideration or full value of property conveyed, OR

[    ] computed on the consideration or full value less value of liens and/or encumbrances remaining at time of sale,

[    ] unincorporated area; [    ] City of _______________

This document is exempt from the $75 Building and Jobs Home Act Fee (Gov’t Code 27388.1) because this is a transfer of real property subject to the imposition of transfer tax.

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                         , a (“Grantor”) hereby grants to ____________________, a _______________ (“Grantee”), the real property located in the City of __________, County of __________, State of California, described on Exhibit A, attached hereto and made a part hereof (the “Property”).

SUBJECT ONLY TO: taxes not yet due and payable as of the date hereof and the Permitted Exceptions set forth on Exhibit B, attached hereto and made a part hereof.

By acceptance of this Grant Deed, Grantee herein covenants by and for itself, its successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, creed, national origin, ancestry, disability (actual or perceived), medical condition, age, source of income, familial status, marital status, domestic partner status, sex, sexual preference/orientation, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, or any additional basis listed in subdivision (a) or (d) of Section 12955 of the California Government Code, as those bases are defined in Sections 12926, 12926.1, subdivision (m) and paragraph (1) of subdivision (p) of Section 12955, and Section 12955.2 of the California Government Code, as such provisions may be amended from time to time, in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property herein conveyed nor shall Grantee or any person claiming under or through Grantee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, vendees, or employees in the property herein conveyed. The foregoing covenant shall run with the land.

Executed on ____________________, 2022, to be effective as of ___________________, 2022.

[Signature on Following Page]

[GRANTOR]

By:
[Name, Title]

Exhibit D

BILL OF SALE

This instrument (“Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Effective Date”) pursuant to that certain Contract of Sale dated as of ____________, 20__ (as the same may be amended from time to time, the “Agreement”), by __________________, a _____________________ (“Seller”), for the benefit of __________________, a _____________________[, as successor by assignment to _______] (“Buyer”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Intangible Personal Property”): Subject to Section 1(b) of the Agreement, all the right, title and interest of Seller in and to any and all of the intangible personal property related to the Real Property, including, without limitation: development rights, development capacities and fee credits; water and water rights, wells, well rights and well permits, water and sewer taps, sanitary or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services, governmental permits, approvals and licenses (to the extent assignable); and all records relating to the Property. In connection with the assignment of any Intangible Personal Property, Buyer shall not be responsible for any obligations thereunder except as expressly assume by Buyer pursuant to this Assignment.

2. Warranty. Seller hereby represents and warrants to Buyer that it is the owner of the property described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Agreement), and Seller warrants and defends title to the above-described property unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject only to the Permitted Exceptions (as defined in the Agreement).

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the date written above.

SELLER:

By:
Name:
Title:

SCHEDULE 7

SELLER’S RETAINED LIABILITIES

1. Any and all Demands with respect to California Leaking Underground Storage Tank Cleanup identified Case number T10000002795 and Santa Clara Valley Water District ID number 06S1W21J04s, each with respect to Great America Tank 8, and California Leaking Underground Storage Tank Cleanup identified Case number T10000002634 and Santa Clara Valley Water District ID number 06S1W22M03f, each with respect to Great America Tank 5, as each are currently with regulatory oversight by the City of Santa Clara, as the Certified Unified Program Agency on behalf of the County of Santa Clara Department of Environmental Health, and the San Francisco Bay Regional Water Quality Control Board (Region 2) cases 14-361 and 14-361E, until such time as such cases have received applicable regulatory closure, including cessation of all investigation and monitoring, from each applicable agency. For the avoidance of doubt, the above Retained Liability includes any work associated with investigation or remediation of VOC contamination identified during any closure, regardless of whether or not such contamination arose from the applicable tank. The foregoing Retained Liablity does not include any Demand with respect to conditions caused by, or to the extent of exacerbation of an existing condition by, Buyer its parents, subsidiaries, Affiliates and partnerships, or its and their respective members, partners, officers, directors, trustees, shareholders, beneficiaries and employees, or their respective successors, heirs and assigns.

2. Any and all Demands with respect to all existing underground storage tanks (“USTs”) currently existing at the Property, including regulatory closure in accordance with all applicable Environmental Laws, which closure may include work associated with investigation or remediation of VOC contamination identified during any closure, regardless of whether or not such contamination arose from the applicable tank, and which USTs include, without limitation, the following:

a. CA10134112-001_A (6,000 gallon gasoline tank);

b. CA10134169-001_A (10,000 gallon diesel tank);

c. CA10134175-001_A (10,000 gallon gasoline tank); and

d. CA10134199-001_A (500 gallon diesel tank).

The foregoing Retained Liablity does not include any Demand with respect to conditions caused by, or to the extent of exacerbation of an existing condition by, Buyer, its parents, subsidiaries, Affiliates and partnerships, or its and their respective members, partners, officers, directors, trustees, shareholders, beneficiaries and employees, or their respective successors, heirs and assigns.

SCHEDULE 8(a)(iii)

SELLER’S DEEDS OF TRUST

1. JPMorgan Chase Bank, N.A., as collateral agent under the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for Commercial Purposes, recorded July 29, 2020 in Santa Clara County.

2. The Bank of New York Mellon, as collateral agent under the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing for Commercial Purposes, recorded August 25, 2020 in Santa Clara County.